UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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BENCHMARK ELECTRONICS, INC.

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Benchmark Electronics, Inc. (the “Company”) used the following materials in connection with its earnings conference call held on April 21, 2016.

 Q1-2016 Earnings Presentation April 21, 2016

Forward-Looking Statements This document contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for the second quarter of 2016 relating to sales; statements, express or implied, concerning future operating results or margins, the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materializes, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this document are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the Securities and Exchange Commission and in its press releases. Non-GAAP Financial Information This document includes certain financial measures, such as operating margin, that exclude certain items and therefore are not in accordance with generally accepted accounting principles (“GAAP”). A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included in the Appendix of this document.

President and CEO Update

First Quarter 2016 Summary  Revenue at $549 millions and non-GAAP operating margin at 3.5%, which lagged expectations due to: Lower-than-expected demand from our top computing customer Late quarter industrial sector slowdown Delayed qualifications for medical programs Operating model remains strong, and we are accelerating cost alignment to current demand levels Strong operating cash flow of $77 million Returned $14 million of domestic cash to shareholders through share repurchases - $42 million in U.S. cash as of March 31, 2016 Cash conversion cycle of 99 days; Q2-16 target of 90 days

Strategic Plan Execution Highlights Priorities Q1-2016 Update Targets Portfolio Shift to  Higher-Value Markets 64% of revenues from higher-value markets (medical, industrial, and test & instrumentation) >10% HVM YoY growth in 2016 >10% Annual Growth and 70% of revenues from Higher-Value Markets Margin Expansion 3.5% operating margin on lower revenues Operational excellence and cost optimization for sequential QoQ FY16 improvement >5%Operating Margin Balanced Capital Deployment Operating cash flow of $77M in Q1 35th sequential quarter of share buybacks 52% of FCF3 returned to shareholders LTM ~50% FCF Returned to Shareholders 3 FCF defined as CFO less capex

First Quarter 2016 New Business Wins Q1 2016 New Business Wins by Segment Medical 27% T&I 9% Industrial 39% Comp, Telco 25% Traditional Markets Higher-Value Markets Quarterly Estimated Annual Revenue Run Rate for New Business Wins Q1 2016: 27 new business bookings and 17 engineering projects Estimated annual revenue run rate between $110-140 million Continued new business wins in targeted markets

Second Quarter 2016 Guidance Guidance Net Sales (in millions) $570 – $600 Operating Margin – non-GAAP 3.6% – 4.0% Interest Expense (in millions) $2.3 million Effective Tax Rate 22% Diluted EPS – non-GAAP $0.29 – $0.33 Outlook is for the second quarter ending June 30, 2016.

Q1 2016 Financial Highlights

First Quarter 2016 Financial Summary For the Three Months Ended (In millions, except EPS) Mar 31, 2016 Dec 31, 2015 Mar 31, 2015 Net Sales $549.2 $625.7 $620.9 Net Income – GAAP $11.1 $39.4 $14.2 Net Income – non-GAAP $13.2 $23.0 $17.8 Diluted EPS – GAAP $0.22 $0.77 $0.27 Diluted EPS – non-GAAP $0.26 $0.45 $0.34 Operating Margin – GAAP 3.0% 3.5% 3.0% Operating Margin – non-GAAP 3.5% 4.5% 3.8% Effective Tax Rate – non-GAAP 21.6%  5.9% 21.4% Guidance Provided for the March 31, 2016 Quarter: Revenue (in millions) $565 – $590 Diluted EPS – non-GAAP $0.29 – $0.33

Trending Operating Income Non-GAAP Operating Income Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Ju n-15 Sep-15 Dec-15 Mar-16

Benchmark Results and Outlook by Market Segment For the Three Months Ended Higher-Value Markets Dec 31, 2015 Mar 31, 2016 Q2-16 Outlook (%) Industrials* 35% $223 39% $213 Up 8-12% Medical 15% $92 15% $83 Up High Single Digits Test & Instrumentation 8% $51 10% $53 Up Mid Single Digits Total Revenue $366 $349 Traditional Markets Dec 31, 2015 Mar 31, 2016 Q2-16 Outlook (%) Computing 25% $155 18% $98 Up 8-12% Telecommunications 17% $105 18% $102 Down High Single Digits Total Revenue $260 $200 * Includes Secure Technology acquisition Growth in Higher-Value Markets as Anticipated

Financial Statement Highlights Balance Sheet and Cash Flows (In millions) Mar 31, 2016 Dec 31, 2015 Mar 31, 2015 Cash $519.2* $466.0 $383.6 Debt $232.3 $235.2 $9.4 Cash Flows from (used in) Operating Activities $76.5 $28.1 ($10.9) Capital Expenditures $7.8 $5.2 $16.8 Depreciation & Amortization $13.9 $13.2 $12.1 Accounts Receivable $414.2 $479.1 $490.7 Days Sales Outstanding 68 69 71 Inventory $389.9 $412.0 $426.8 Inventory Turns 5.1x 5.6x 5.3x Total Cost of Shares Repurchased $14.2 $16.0 $15.8 * Includes $42 million of cash available in the U.S.

Working Capital Update Mar 31, 2016 Dec 31, 2015 Accounts Receivable Days 68 69 Accounts Payable Days 39 40 Inventory Days 70 64 Cash Conversion Cycle Days 99 93 Cash Conversion Cycle days increased due to lower-than-expected demand Ongoing initiatives for working capital improvement Cash Conversion Cycle days expected to range from 88 - 92 days in Q2~85% of improvements from initiatives from non-U.S. operations

Share Repurchases Continue to use U.S. cash for share buybacks $505 million returned to shareholders since 2007 Inception to 2015 2011-2016 Last 3 Years $US Stock Repurchases(M) $505 $271 $155 Buyback % of FCF 57% 64% 52% $120 million remaining on authorized purchase plans

Appendix

Reconciliation of GAAP to non-GAAP Financial Results (Amounts in Thousands, Except Per Share Data) – (UNAUDITED) Three Months Ended Mar 31, Dec 31, Mar 31, 2016 2015 2015 Earnings per share: (Non-GAAP)  Earnings per share: (GAAP) Basic $0.22  $0.78 $0.27 Diluted $0.22 $0.77 $0.27 Basic $0.26 $0.45 $0.34 Diluted $0.26 $0.45 $0.34 Income from operations (GAAP) $16,268 $21,905 $18,708 Restructuring charges and other costs 2,789 6,308 4,869 Non-GAAP income from operations $19,057 $28,213 $23,577 Net income (GAAP) $11,052 $39,421 $14,205 Restructuring charges and other costs, net of tax 2,098 4,717 3,595 Discrete tax benefits - (21,174) - Non-GAAP net income $13,150 $22,964 $17,800

Additional Information and Where to Find It Benchmark has filed a definitive proxy statement with the SEC with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information. Benchmark, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark’s 2016 Annual Meeting. Information about Benchmark’s directors and executive officers is available in Benchmark’s definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also are available free of charge on Benchmark’s website at www.bench.com under “Investor Relations – Annual Reports” or by contacting Benchmark Investor Relations at (979) 849-6550.